PROXY RESULTS (Unaudited)

During the six months ended January 31, 2007, Hyperion Brookfield Income Fund, Inc. shareholders voted on the following proposals at a special shareholders' meeting on December 20, 2006. The description of each proposal and number of shares voted are as follows:


Shares Voted
For
Shares Voted
Against
Shares Voted
Abstain
1. To elect to the Fund's
Board of Directors



Clifford E. Lai
24,332,938.38
0
0

Shares Voted
For
Shares Voted
Against
Shares Voted
Abstain
2. To elect to the Fund's
Board of Directors



Robert F. Birch
24,332,938.38
0
0

Shares Voted
For
Shares Voted
Against
Shares Voted
Abstain
3. To elect to the Fund's
Board of Directors



Rodman L. Drake
24,332,938.38
0
0

Shares Voted
For
Shares Voted
Against
Shares Voted
Abstain
4. To elect to the Fund's
Board of Directors



Harald R. Hansen
24,332,938.38
0
0

Shares Voted
For
Shares Voted
Against
Shares Voted
Abstain
5. To elect to the Fund's
Board of Directors



Stuart A. McFarland
24,332,938.38
0
0

Shares Voted
For
Shares Voted
Against
Shares Voted
Abstain
6. To elect to the Fund's
Board of Directors



Louis P. Salvatore
24,332,938.38
0
0

Shares Voted
For
Shares Voted
Against
Shares Voted
Abstain
7. To amend the Fund's
Articles of Incorporation



Allow stockholder voting
by written consent
24,332,920.38
0
18

Shares Voted
For
Shares Voted
Against
Shares Voted
Abstain
8. To amend the Fund's
Articles of Incorporation



Perpetual duration of the
Fund
482.10
24,332,456.28
0

Shares Voted
For
Shares Voted
Against
Shares Voted
Abstain
9. To amend the Fund's
Articles of Incorporation



Reduce shareholder vote
requirement for
liquidation of the Fund
464.11
24,332,456.28
18.00

Shares Voted
For
Shares Voted
Against
Shares Voted
Abstain
10. To amend the fundamental
investment limitations of
the Fund



Allow the Fund to invest
in CMBS and loans where
the underlying assets are
non-dollar denominated
Commercial Mortgage Loans
464.11
24,332,456.28
18.00


{W0155745; 2}